FORMFACTOR, INC. SEVERANCE PLAN FOR US EXECUTIVES (Adopted August 2, 2024) The purpose of the FormFactor, Inc. Severance for US Executives, as amended from time to time (the “Plan”), is to better provide for the retention of key executives through providing them with a higher degree of financial security, on the terms and conditions hereinafter stated. The Plan is intended to be a severance pay plan governed by Title I of ERISA primarily for the purpose of providing benefits for a select group of management or highly compensated employees. All benefits under the Plan will be paid solely from the general assets of the Company. ARTICLE I DEFINITIONS Section 1.01 As used in this Plan, the following terms shall have the respective meanings set forth below: (a) “Accountants” has the meaning ascribed to such term in Section 6.04 of the Plan. (b) “Board” means the Board of Directors of the Company. (c) “Bonus” means the annual bonuses payable pursuant to the Company’s Employee Incentive Plan or such other plan that provides for the payment of annual incentive bonuses as may be, from time to time, authorized by the Board or the Compensation Committee. (d) “Cause” means: (i) any act of personal dishonesty or breach of trust taken by the Participant which is reasonably likely to result in material harm to the Company, (ii) the Participant’s performance of any act or omission with respect to which, if Participant were prosecuted, would constitute a felony or a misdemeanor involving a crime of dishonesty, fraud or moral turpitude, (iii) continued willful violations by the Participant of the Participant’s obligations to the Company after the Participant has received a written demand for performance from the Company which describes the basis for the Company’s belief that the Participant has not substantially performed their duties, or (iv) Participant’s breach or violation, in any material respect, of any agreement between Participant and the Company, or any material policy of the Company, including but not limited to the Company’s Code of Conduct, Confidential Information and Invention Assignment Agreement. Cause shall be determined in the Company’s sole discretion. (e) “Change in Control” means: the first to occur of any of the following events after the date hereof: (i) any one person, or more than one person acting as a group (as defined under Treasury Regulation section 1.409A-3(i)(5)(v)(B)), other than the Company, an affiliate or any employee benefit plan sponsored by the Company or an affiliate, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value of the stock of the Company; (ii) any one person, or more than one person acting as a group (as defined under Treasury Regulation section 1.409A-3(i)(5)(v)(B)), other than the Company,

2 an affiliate or any employee benefit plan sponsored by the Company or an affiliate, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; (iii) a majority of members of the Board are replaced during any 12- month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of each appointment or election; or (iv) any one person, or more than one person acting as a group (as defined in Treasury Regulation section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For purposes of this clause (iv), gross fair market value means the value of the assets of the Company (without regard to assets of affiliates), or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For the avoidance of doubt, a transaction shall not constitute a Change in Control if it does not constitute a “change in control event” within the meaning of the Treasury Regulations promulgated under Section 409A of the Code. (f) “CIC Period” means the period of time beginning on the date that is ninety (90) days prior to the date of a Change in Control and ending on the date that is twelve (12) months following the date of the Change in Control. (g) “CIC Qualifying Termination” means (i) a termination of the Participant’s employment by the Company other than for Cause and other than as a result of the Participant’s death or Permanent Disability, or (ii) a termination of the Participant’s employment as a result of a resignation by the Participant for Good Reason during a CIC Period. (h) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, including the continuation coverage provisions under Section 4980 of the Code and the Treasury Regulations thereunder and any similar group health plan insurance continuation coverage program. (i) “COBRA Payment Period” has the meaning ascribed to such term in Section 3.01(c) of the Plan. (j) “Code” means the Internal Revenue Code of 1986, as amended. (k) “Company” means FormFactor, Inc., a Delaware corporation, and any successor corporation thereto. (l) “Company Change” means any merger, consolidation or corporate reorganization of the Company, including, for the avoidance of any doubt, a Change in Control. (m) “Compensation Committee” means the Compensation Committee of the Board.

3 (n) “Date of Termination” means the date on which a Participant’s employment by the Company and its Subsidiaries terminates, in accordance with Section 8.05(b) of the Plan. (o) “Effective Date” means the date that the Plan is adopted by the Board. (p) “Eligible Executive” means an employee of the Company who is designated by the Company as a senior executive reporting to the Company’s Chief Executive Officer. (q) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended. (s) “Excise Tax” means the excise tax imposed by Section 4999 of the Code. (t) “Good Reason” means the occurrence of any of the following: (i) without the Participant’s express written consent, a material reduction of the Participant’s duties, position or responsibilities relative to the Participant’s duties, position or responsibilities in effect immediately prior to such reduction; (ii) without the Participant’s express written consent, a reduction by more than ten percent (10%) of the Participant’s base salary or target bonus as in effect immediately prior to the Change in Control; (iii) without the Participant’s express written consent, the relocation of the Participant’s primary work location by more than fifty (50) miles; or (iv) the failure of the Company to obtain the assumption of the Plan by a successor (by express agreement or operation of law); provided, however, that the Participant will have Good Reason to terminate employment only if (i) the Participant provides notice to the Company of the existence of the event or circumstances constituting Good Reason specified in any of the preceding clauses within ninety (90) days of the initial existence of such event or circumstances, and (ii) the Company does not remedy such event or circumstances within thirty (30) days following receipt of such notice. (u) “Incumbent Directors” means directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors then still in office who either were directors on the Effective Date or whose election or nomination for election was so approved. (v) “Non-CIC Period” means the period prior to or following a CIC Period. (w) “Non-CIC Qualifying Termination” means a termination of the Participant’s employment by the Company other than for Cause and other than as a result of the Participant’s death or Permanent Disability (x) “Participant” means any Eligible Executive who is selected to be a participant in the Plan by action of the Compensation Committee as specified in Section 2.01 herein. (y) “Permanent Disability” means that the Participant would qualify to receive long- term disability payments under the long-term disability policy, as it may be amended from time to time, of the Company or the Subsidiary to which the Participant provides services covering the Participant or, if no such plan exists or applies, such term will mean a determination that a person is “totally disabled” by the Social Security Administration.

4 (z) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company. (aa) “Plan” has the meaning given in the introductory section to this Plan. (bb) “Plan Administrator” means the Company, acting through the Compensation Committee or another duly constituted committee of members of the Board, or any Person to whom the Plan Administrator has delegated, in writing, any authority or responsibility with respect to the Plan, but only to the extent of such delegation. (cc) “Recoupment Rules” means the Company’s Clawback Policy, as amended from time to time, or any other compensation recoupment policy required to be adopted by the Company pursuant to applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, regulatory requirements, or rules of the stock exchange on which the Company’s securities are listed. (dd) “Separation from Service” means a “separation from service” within the meaning of Section 409A of the Code. (ee) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of fifty percent (50%) or more of the total combined voting power of the then outstanding securities of such corporation or other entity. (ff) “Year” means the fiscal year of the Company. ARTICLE II PARTICIPATION Section 2.01 Participation in the Plan. The Compensation Committee may designate any Eligible Executive to be a Participant. Promptly following such designation, each Participant shall be notified of their participation in writing from the Company. Participation in the Plan shall be determined in the Compensation Committee’s sole discretion. Participation in the Plan means that the severance payments and benefits under the Plan supersede and replace any previously offered or agreed payments or benefits (including non-monetary) in the nature of severance, howsoever arising. Once participation in the Plan has commenced, a Participant shall remain a Participant until the first to occur of (i) the Participant is terminated for Cause, (ii) the completion of the delivery of all benefits under the Plan following the termination of their employment under circumstances giving rise to a right to such benefits, (iii) the Participant ceases to be an Eligible Executive, or (iv) the Compensation Committee determines in its sole discretion to remove the Participant from the Plan. Section 2.02 Benefits Eligibility. A Participant shall become entitled to benefits under the Plan in the event they experience a CIC Qualifying Termination or Non-CIC Qualifying

5 Termination, provided that all of the conditions set forth in Section 2.03 of the Plan are satisfied, and provided further that any benefits or severance entitlements provided to a Participant under this Plan shall be offset as contemplated under Section 2.05 of the Plan. Section 2.03 Conditions. As a condition precedent to entitlement of each Participant to benefits under Sections 3.01(a) and (b) and 3.02(a), (b) and (c) of the Plan, the Participant agrees to each of the following: (a) The Participant shall have executed a release with the Company, and the applicable revocation period set forth in such release shall have expired; (b) The Participant agrees to execute a resignation letter stating that effective as of the Participant’s Date of Termination, or such earlier date as required or requested by the Company, the Participant resigns as any officer or director position with the Company or any of its Subsidiaries of which they are a member and/or to which they has been appointed; (c) The Participant shall return to the Company all property of the Company (or Subsidiary) in the possession of the Participant (or of a person controlled by the Participant); (d) The Participant shall reasonably cooperate with the Company to complete the transition of matters with which the Participant is familiar or responsible to other executives or employees and to make themself reasonably available to answer questions or assist in matters which may require attention after the Participant’s Date of Termination; and Section 2.04 A Participant shall not be required to mitigate the amount of any payment or benefit provided for in the Plan by seeking other employment or otherwise and, except as provided in 3.01(b), no such payment or benefit shall be offset or reduced by the amount of any compensation or benefits provided to the Participant in any subsequent employment. Section 2.05 The severance payments and benefits under the Plan to a Participant are intended to constitute the exclusive payments and benefits in the nature of severance or termination pay that shall be due to a Participant upon termination of their employment and to supersede any previously offered or agreed payments or benefits (including non-monetary) in the nature of severance, howsoever arising. Without limiting any of the foregoing, the severance payments and benefits under the Plan shall be in lieu of (or offset by) severance benefits or entitlements, termination indemnities, pay in lieu of notice, or the like provided under any of the Participant’s other agreements, plans, practices or arrangements with the Company or a Subsidiary. Any reductions in payments or benefits shall be made in a manner that complies with Section 409A of the Code. For the avoidance of doubt, there shall be no duplication of benefits under the Plan or otherwise. ARTICLE III TERMINATION BENEFITS Section 3.01 Termination During Non-CIC Period. If during a Non-CIC Period the employment of a Participant terminates as a result of a Non-CIC Qualifying Termination, then, subject to the terms of the Plan and in addition to any amounts required to be paid by applicable

6 law such as earned and unpaid salary, the Participant shall be entitled to the following (which shall be payable in accordance with Article IV): (a) an amount equal to the sum of (i) twelve (12) months of base salary calculated based on the Participant’s base salary as of the Date of Termination, plus (ii) Participant’s target annual bonus amount for the Year in which the Participant’s Date of Termination occurs; (b) provided that the Participant properly and timely elects continuation healthcare coverage under COBRA, the Company shall pay to the COBRA administrator the cost of the entire amount of the COBRA premiums for the continuation of group healthcare coverage for the Participant based on the level of coverage in effect, and, if applicable, with respect to the Participant’s eligible dependents who were participating as of the Date of Termination under the Company’s medical and dental group plans from the date coverage is lost following the Date of Termination and continuing until the earlier of (i) the date that is twelve (12) months following the first day of the month immediately following the Date of Termination, (ii) the date that the Participant becomes eligible to receive benefits under another employer’s group health plan and (iii) the date that the Participant ceases to be eligible for COBRA (the “COBRA Payment Period”). Any further continuation of coverage under applicable law shall be at the Participant’s sole responsibility and expense. A Participant may not increase the number of eligible dependents, if any, during the COBRA Payment Period unless the Participant does so at their own expense. Notwithstanding the foregoing, if the payment of COBRA premiums or the provision of benefits hereunder is likely to result in a penalty to the Participant or at any time the Company determines, in its sole discretion, that the payment of COBRA premiums or the provision of benefits hereunder is likely to result in a penalty to the Company or violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of paying the cost of the COBRA premiums, the Company will instead pay the Participant, on the Company’s regular payroll dates during the remainder of the COBRA Payment Period, a fully taxable cash payment equal to the amount of the COBRA premiums that the Company has agreed to pay pursuant to this Section 3.01(c) for the corresponding payroll period. Section 3.02 Termination During CIC Period. If, during the CIC Period, the employment of the Participant terminates as a result of a CIC Qualifying Termination, then, subject to the terms of the Plan and in addition to any amounts required to be paid by applicable law such as earned and unpaid salary, the Participant shall be entitled to the following (which shall be payable in accordance with Article IV): (a) an aggregate amount equal to one (1) times the sum of (i) twelve (12) months of base salary calculated based on the Participant’s base salary as of the Date of Termination, plus (ii) the greater of (x) the target annual bonus amount for the Year in which the Participant’s Date of Termination occurs, or (y) the average of the last 2 year’s actual bonus awarded to the Participant. (b) an amount equal to one (1) times the sum of twelve (12) months of the COBRA premiums for the continuation of group healthcare coverage for the Participant based on the level of coverage in effect and, if applicable, with respect to the Participant’s eligible dependents who

7 were participating as of the Date of Termination under the Company’s medical and dental group plans, (c) the vesting and exercisability of (i) each option, restricted stock award, restricted stock unit or other stock-based award that is outstanding and unvested at the time of the Change in Control, and (ii) any cash-based or stock-based award that was granted in substitution for any award described in the previous clause (i) at the time of the Change in Control (any award of either (i) and (ii) each, an “Equity Award”), shall be automatically accelerated in full and the forfeiture provisions and/or Company right of repurchase of each Equity Award shall automatically lapse in full. ARTICLE IV FORM AND TIME OF PAYMENT Section 4.01 The monthly installments contemplated under Section 3.01(a) of the Plan shall begin on the sixtieth (60th) day after the Participant’s Separation from Service. Section 4.02 The lump sum payments contemplated under Section 3.02(a) and (b) of the Plan shall be made on the sixtieth (60th) day after the later of the Participant’s Separation from Service and the date of the Change in Control. Section 4.03 Notwithstanding Article III or any of the foregoing, if the Participant becomes entitled to payment under Section 3.01, and if within 90 days after the Participant’s Separation from Service there occurs a Change in Control causing the Participant to become entitled to payments under Section 3.02, then: (a) to the extent payment under Section 3.01(a) is subject to (and not exempt from) Code Section 409A, the amount payable under 3.02(a) shall be paid as provided in Section 4.02 but shall be reduced by the aggregate amount payable pursuant to 3.01(a), and the amount payable under Section 3.01(a) shall continue to be paid as provided in Section 4.01; (b) to the extent payment under 3.01(a) is exempt from Code Section 409A, the amount payable under 3.02(a) shall be paid as provided in Section 4.02 but shall be reduced by the amount previously paid under 4.01, and no further amounts shall be payable under Sections 3.01(a) or 4.01; and (c) if the Participant has been receiving nontaxable COBRA contributions under Section 3.01(b), such amounts shall cease as of the date of the Change in Control and instead the Participant shall be entitled to the payment described in Section 3.02(b), reduced by the amount of COBRA premiums paid by the Company as of the date of the Change in Control, and payable as provided in Section 4.02; and (d) if the Participant has been receiving taxable amounts in lieu of COBRA contributions under Section 3.01(b), such amounts shall be continued by the Company (or its successor) after the date of the Change in Control.

8 ARTICLE V AMENDMENT AND TERMINATION OF PLAN Section 5.01 This Plan may be amended or terminated at the sole discretion of the Board or Compensation Committee provided that the Board, or the Compensation Committee, as applicable, shall provide written notice to the Participant no less than one (1) year prior to any amendment that materially and adversely impacts the right of a Participant under the Plan or the termination of the Plan, and provided further that the Plan shall not be amended once the Company enters into a definite binding agreement, the consummation of which would result in the occurrence of a Change in Control. ARTICLE VI FEDERAL EXCISE TAX UNDER SECTION 4999 OF THE CODE Section 6.01 In the event that the benefits provided for in this Plan (together with any other benefits or amounts payable or provided to a Participant) otherwise constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Article VI be subject to the Excise Tax, then the Participant’s benefits under this Plan (together with any other benefits or amounts payable or provided to such Participant) shall be either: (i) delivered in full, or (ii) delivered as to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. In the event of a reduction of benefits hereunder, the Accountants (as defined below) shall determine which benefits shall be reduced, in accordance with Section 6.02 of the Plan hereof, so as to achieve the principle set forth in the preceding sentence. In no event shall the foregoing be interpreted or administered so as to result in an acceleration of payment or further deferral of payment of any amounts (whether under this Plan or any other arrangement) in violation of Section 409A of the Code. Section 6.02 Any reduction in the Participant’s benefits under this Plan and/or otherwise payable or provided to such Participant shall be made as follows: (a) first, payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (b) second, payments due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable or deliverable last reduced first; (c) third, payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24 will be reduced (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24);

9 (d) fourth, payments due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24 will be reduced (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and (e) fifth, all other non-cash benefits will be reduced pro-rata. Section 6.03 In each case, the amounts of the payments and benefits shall be reduced in the inverse order of their originally scheduled dates of payment or vesting, as applicable, and shall be so reduced only to the extent necessary to achieve the reductions contemplated under Section 6.01 of the Plan. Section 6.04 Unless the Company and the Participant otherwise agree in writing, all determinations required to be made under this Article VI, including the manner and amount of any reduction in the Participant’s benefits under this Plan, and the assumptions to be utilized in arriving at such determinations, shall be promptly determined and reported in writing to the Company and the Participant by the independent public accountants or other independent advisors selected by the Company that are not serving as the accountants or auditors for the individual, entity or group effecting the Change in Control (the “Accountants”), and all such computation and determinations shall be conclusive and binding upon the Participant and the Company. All fees and expenses of the Accountants shall be borne solely by the Company, and the Company shall enter into any agreement requested by the Accountants in connection with the performance of the services hereunder. For purposes of making the calculations required by this Article VI, the Accountants may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request to make a determination under this Article VI. ARTICLE VII PLAN ADMINISTRATION Section 7.01 The Plan Administrator shall have full and exclusive discretionary authority and control to administer the Plan including to, interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan, resolve disputed issues of fact, grant or deny benefits under the Plan in accordance with its terms, including coverage, eligibility, and benefit determinations, and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan. Section 7.02 The Plan Administrator has the authority to delegate certain of its powers and duties to a third party. In instances in which this occurs, the third party shall have such powers as the Plan Administrator delegates to it. Benefits will be paid hereunder only if the Plan Administrator (or its delegate) decides in its discretion that the applicant is entitled to them by the terms of the Plan. Section 7.03 The exercise of discretion and determinations of the Plan Administrator (or its delegate) in all matters are final and binding upon employees, participants, and beneficiaries, and all other persons, and shall be entitled to the highest deference permitted by law.

10 Section 7.04 The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator will be limited to the specified services and duties for which they are engaged, and such persons will have no other duties, obligations or responsibilities under the Plan. Such persons will exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof will be borne by the Company. Section 7.05 Following the occurrence of a Change in Control, the Company may not remove from office the individual or individuals who served as Plan Administrator immediately prior to the Change in Control; provided, however, if any such individual ceases to be affiliated with the Company, the Company may appoint another individual or individuals as Plan Administrator so long as the substitute Plan Administrator consists solely of an individual or individuals who (a) were officers of the Company immediately prior to the Change in Control, (b) were directors of the Company immediately prior to the Change in Control and are not affiliated with the acquiring entity in the Change in Control or (c) were selected or approved in writing by an officer or director described in clause (a) or (b). ARTICLE VIII MISCELLANEOUS PROVISIONS Section 8.01 Withholding Taxes. The Company may withhold from all payments due to the Participant (or their beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom. Section 8.02 Scope of Benefits under Plan. Nothing in this Plan shall be deemed to entitle the Participant to continued employment with the Company or its Subsidiaries; provided, however, that notwithstanding anything herein to the contrary, any termination of the Participant’s employment shall be subject to all of the benefit and payment provisions of this Plan. Section 8.03 Successors’ Binding Obligation. (a) This Plan shall not be terminated by any Company Change or transfer of assets. In the event of any Company Change or transfer of assets, the provisions of this Plan shall be binding upon the surviving or resulting corporation or any person or entity to which the assets of the Company are transferred. (b) The Company agrees that concurrently with any Company Change or transfer of assets, it will cause any successor or transferee unconditionally to assume by written instrument delivered to the Participant (or their beneficiary or estate) all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such Company Change or transfer of assets that results in a Change in Control shall constitute Good Reason hereunder and shall entitle the Participant to compensation and other benefits from the Company in the same amount and on the same terms as the Participant would be entitled hereunder if the Participant’s employment were terminated in connection with a CIC Qualifying Termination. For purposes of implementing the foregoing, the date on which any such Company Change or

11 transfer of assets becomes effective shall be deemed the date Good Reason occurs, and the Participant may terminate employment for Good Reason on or following such date. (c) The rights under this Plan shall inure to the benefit of and be enforceable by the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Participant shall die while any amounts would be payable to the Participant hereunder had the Participant continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such person or persons appointed in writing by the Participant to receive such amounts or, if no person is so appointed, to the Participant’s estate. Section 8.04 Compensation Recoupment. The benefits provided for in this Plan shall not be deemed fully earned or vested, even if paid or distributed to the Participant, if the amount payable under Article III or any portion thereof is deemed subject to recovery, or “clawback” by the Company pursuant to the provisions of any Recoupment Rules. Section 8.05 Notice. (a) For purposes of this Plan, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by e-mail, by hand or overnight courier or three (3) days after deposit in the United States mail, registered and return receipt requested, postage prepaid, addressed as follows: If to the Participant: To the most recent address of the Participant set forth in the personnel records of the Company If to the Company: FormFactor, Inc. c/o Office of the Chief Legal Officer 7005 Southfront Road Livermore, CA 94551 Attention: Chief Legal Officer or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. Alternatively, notice may be deemed to have been delivered when sent by facsimile to a location provided by the other party hereto. (b) A written notice of the Participant’s Date of Termination by the Company or the Participant, as the case may be, to the other, shall (i) indicate the specific termination provision in this Plan relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Participant’s employment under the provision so indicated and (iii) specify the Date of Termination. In the case of a termination by the Company other than a termination for Cause, the Date of Termination shall not be less than (30) days after the notice of termination is given. In the case of a termination by the Participant, the

12 Date of Termination shall be the date that the cure period contemplated under Section 1.01(v) has expired if the Company has failed to remedy within such period the circumstances constituting Good Reason. The failure by the Participant or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Participant or the Company hereunder or preclude the Participant or the Company from asserting such fact or circumstance in enforcing the Participant’s or the Company’s rights hereunder. Section 8.06 Employment with Subsidiaries. Employment with the Company for purposes of this Plan shall include employment with any Subsidiary. Section 8.07 Governing Law; Validity. The interpretation, construction and performance of the provisions of this Plan shall be governed by and construed and enforced in accordance with the internal laws of the State of California without regard to the principle of conflicts of laws, to the extent the laws of the State of California are not preempted by ERISA. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which other provisions shall remain in full force and effect. Section 8.08 Waiver. No provision of this Plan may be waived unless such waiver is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Participant or the Company to insist upon strict compliance with any provision of this Plan or to assert any right the Participant or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Plan. Section 8.09 Limitations on Assignment. Except as otherwise provided herein or by law, no right or interest of any Eligible Executive under the Plan will be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof will be effective; and no third party creditors of an Eligible Executive will have any right or interest in any Eligible Executive’s rights or interests under the Plan. When a payment is due under this Plan to a severed employee who is unable to care for their affairs or dies after accruing benefit rights under the Plan, payment may be made directly to their legal guardian or personal representative, executor or estate administrator, as the case may be. Section 8.10 Code Section 409A. It is intended that this Plan shall comply with the provisions of Section 409A of the Code, and the Plan shall be interpreted and administered in a manner consistent with this intent. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan to ensure that all payments are made in a manner that complies with Section 409A of the Code (including, without limitation, the avoidance of penalties thereunder) to the extent permitted under Section 409A of the Code; provided, however, that the Company is under no obligation to make such amendment or modification and makes no representations that the payments hereunder will be exempt from any penalties that may apply under Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to this Plan. Nothing in this Plan

13 shall provide a basis for any person to take action against the Company or any affiliate thereof based on matters covered by Section 409A of the Code, including the tax treatment of any amount paid under the Plan, and neither the Company nor any of its affiliates shall under any circumstances have any liability to the Participant or the Participant’s estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Plan, including taxes, penalties or interest imposed under Section 409A of the Code. Section 8.11 Unfunded Plan. The Plan will not be required to be funded unless such funding is authorized by the Board in its sole discretion. Regardless of whether the Plan is funded, no Eligible Executive will have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of benefits or other rights under this Plan.